Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of GRAY FOX PETROLEUM CORP. (the “Company”) on Form 10-K for the period ending March 31, 2013 (the “Report”) as filed with the Securities and Exchange Commission on the date hereof, I, Lawrence Pemble, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 USC Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d)of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 24, 2013

By: /s/ Lawrence Pemble

Lawrence Pemble, Chief Executive Officer, President, Treasurer and Secretary,

Principal Executive Officer,

Principal Financial Officer

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.